Exhibit 99.1

FOR IMMEDIATE RELEASE

BUSINESS OBJECTS REPORTS FIRST QUARTER 2005
RESULTS

Total Revenue up 15 percent Year-over-Year
Q1 Pro forma Operating Income Up 60 percent Year-over-Year
Full Year Guidance Raised
Strong First Quarter for BusinessObjects XI TM

San Jose, California; Paris, France – April 28, 2005 – Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the first quarter ended March 31, 2005.

For the first quarter of 2005, the company reported total revenues of $248.8 million, an increase of 15 percent year-over-year. US GAAP diluted earnings per share were $0.16 and pro forma diluted earnings per share were $0.24 in the first quarter of 2005. The US GAAP and pro forma diluted earnings per share came in at or above the high end of the company’s guidance for the quarter of US GAAP $0.13 to $0.16 per share and pro forma $0.19 to $0.22 per share.

Pro forma or Non-GAAP results as defined in the section “Use of Non-GAAP Financial Measures” below differ from results measured under US GAAP as they exclude amortization of intangible assets, deferred stock-based compensation expense and restructuring charges, all primarily associated with the acquisition of Crystal Decisions. Reconciliations of US GAAP to pro forma results are included at the end of this press release.

“First quarter results mark an excellent start to the year with solid top-line growth and strength in every major geography,” said Bernard Liautaud, chairman and chief executive officer. “Our customer wins underscore the competitive strength of our offering and our ability to execute. In particular, BusinessObjects XI exceeded our expectations in its first full quarter on the market, contributing more than $15 million in license revenues.”

Large Wins Continue

•	There were 9 transactions over $1 million in license revenues in the first quarter, up from 7 transactions over $1 million in the year ago quarter.

•	Notable customer wins include Banner Health, British Nuclear Fuels plc, CNA Insurance, National Health Service and US Foodservice, among many others.

Strength Across All Major Geographies

•	Revenues in the Americas reached $118.1 million, up 13 percent year-over-year with 3 transactions over $1 million in license revenue.

Business Objects Reports First Quarter 2005 Results

•	Revenues in EMEA (Europe, Middle East, and Africa) totaled $111.2 million, up 15 percent year-over-year (up 9 percent at 83.6 million in Euros), with 6 transactions over $1 million in license revenues.

•	Revenues in Asia Pacific, including Japan, rose to $19.5 million, up 17 percent year-over-year.

Software License Revenues Up Year-over-Year

•	Software license revenues totaled $115.2 million in the first quarter, up 1 percent year-over-year.

•	Core business intelligence products: query, reporting and analysis reached $101.0 million in license revenues, representing 88 percent of total license revenues.

•	Enterprise Performance Management Applications reached $8.2 million in license revenues, representing 7 percent of total license revenues.

•	Data Integration products reached $6.0 million in license revenues, representing 5 percent of total license revenues.

•	Services revenues totaled $133.6 million in the first quarter, up 30 percent year-over-year, primarily on the strength of maintenance revenues.

Earnings Per Share Up Year-over-Year

•	On a US GAAP basis, operating income was $21.4 million in the first quarter, up 130 percent year-over-year, representing a US GAAP operating margin of 9 percent. In the first quarter, US GAAP net income was $15.0 million and US GAAP diluted earnings per share were $0.16 per share.

•	On a pro forma basis, operating income was $30.6 million, up 60 percent year-over-year, in the first quarter, representing a pro forma operating margin of 12 percent. In the first quarter, pro forma net income was $22.1 million and pro forma diluted earnings per share were $0.24 per share.

Balance Sheet Strengthened

•	Total cash and investments (cash, cash equivalents, restricted cash and short-term investments) grew by $81.0 million, or 26 percent, from $311.4 million at December 31, 2004 to $392.3 million at March 31, 2005.

•	Deferred revenues grew to $210.1 million, the highest level in the company’s history.

•	DSOs improved to 66 days as of March 31, 2005, down from 84 days as of December 31, 2004.

BusinessObjects XI Has Strong First Quarter

•	Customer response to BusinessObjects XI has been unprecedented.

•	Attendance at worldwide product launches has been high around the globe, with over 9,000 customers, prospects and partners in attendance.

•	Many partners are accelerating plans to support XI within their offerings.

•	BusinessObjects XI license revenue totaled more than $15 million in its first quarter of general availability.

Business Objects Reports First Quarter 2005 Results

Business Outlook
Business Objects offers the following guidance for the quarter ending June 30, 2005:

•	Total revenues are expected to range from $250 million to $255 million.

•	US GAAP diluted earnings per share are expected to range from $0.20 to $0.22.

•	Pro forma diluted earnings per share are expected to range from $0.26 to $0.28.

The pro forma diluted earnings per share guidance for the quarter ending June 30, 2005 excludes amortization of intangible assets and deferred stock-based compensation expense of approximately $9.0 million, which is an increase of approximately $0.06 per share.

Business Objects offers the following updated guidance for the year ending December 31, 2005:

•	Total revenues are expected to range from $1.010 billion to $1.035 billion.

•	US GAAP diluted earnings per share are expected to range from $0.82 to $0.92.

•	Pro forma diluted earnings per share are expected to range from $1.07 to $1.17.

The pro forma diluted earnings per share guidance for the year ending December 31, 2005 excludes amortization of intangible assets and deferred stock-based compensation expense of approximately $37.0 million, which is an increase of approximately $0.25 per share.

The outlook for both the second quarter and full year 2005 assumes a U.S. Dollar to Euro exchange rate of $1.30 per €1.00 and an effective GAAP tax rate of 36 percent for the second quarter and 38 percent for the full year 2005.

The above information concerning our forecast for the second quarter and full year 2005 represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because the company is listed on both the Eurolist by Euronext TM in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with US GAAP and International Financial Reporting Standards (“IFRS”). The most significant differences between the two reporting standards relate to the treatment of stock-based compensation expense and the accounting for treasury shares related to a prior acquisition.

In accordance with French regulations, Business Objects will report its consolidated financial statements for the first half and full year 2005 in accordance with IFRS with comparative 2004 figures. Business Objects recently filed with the Autorité des Marches Financiers in France its 2004 Document de Reference which included the opening balance sheet of the Company as of January 1, 2004 prepared in accordance with IFRS. In addition, the Company will publish net sales for its first quarter in accordance with IFRS in the Bulletin des Annouces Legales Obligatoires in France by May 15, 2005.

Business Objects Reports First Quarter 2005 Results

Use of Non-GAAP Financial Measures
The pro forma financial measures such as revenues, operating income, net income and earnings per share information included in this press release are different from those otherwise presented under US GAAP as these pro forma measures excluded certain charges. These charges represent amortization of intangible assets, deferred stock-based compensation expense and restructuring charges, all primarily associated with the acquisition of Crystal Decisions. Business Objects has provided these measures in addition to US GAAP financial results because management believes these pro forma measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore is helpful in understanding Business Objects’ underlying operating results. In addition, this press release also includes non-GAAP measures that use a constant currency to separate the impact of conversion from other foreign currencies to US dollars from other changes in our business. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to pro forma results are presented at the end of this press release.

Conference Call
Business Objects will hold a conference call to discuss its financial results for the first quarter of 2005. The call will begin at 5:00 a.m. PT (8:00 a.m. ET, 2:00 p.m. Paris, 1:00 p.m. London). The call-in access numbers are 800.399.7988 for the US and Canada; and 706.634.5428 for Europe and Asia with ID # 5328116. The conference call also will be webcast live, and can be accessed on the company’s website – www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.

About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With over 30,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects XI, offers the BI industry’s most complete and trusted platform for reporting, query and analysis, performance management, and data integration. BusinessObjects XI includes Crystal Reports®, the industry standard for enterprise reporting. Business Objects has also built the industry’s strongest and most diverse partner community, with more than 3,000 partners worldwide. In addition, the company offers consulting and education services to help customers effectively deploy their business intelligence projects.

Business Objects has headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.

Business Objects Reports First Quarter 2005 Results

Forward-Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected financial performance and the breadth and acceptance of the company’s BusinessObjects XI product offering. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the company’s ability to attract and retain customers for BusinessObjects XI; the company’s ability to issue releases of BusinessObjects XI on other platforms; the realization of revenues from OEM and reseller agreements; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; the impact of the pricing of competing technologies; and economic and political conditions in the US and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

BusinessObjects is a trademark of Business Objects S.A. Other company and product names may be trademarks of the respective companies with which they are associated

CONTACTS:

Krista Bessinger
Business Objects
Director, Investor Relations
+1 408 953 6349
krista.bessinger@businessobjects.com

Anne Guimard
Business Objects
European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

Catherine Peterson
Business Objects
Vice President, Investor Relations
+1 408 953 6064
catherine.peterson@businessobjects.com

Business Objects Reports First Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per ordinary share and ADS data)

	Three Months Ended
	March 31,
	2005	2004
	(unaudited)
Revenues:
Net license fees	$115,151	$114,493
Services	133,624	102,742

Total revenues	248,775	217,235
Cost of revenues:
Net license fees	7,168	7,682
Services	51,381	41,630

Total cost of revenues	58,549	49,312

Gross profit	190,226	167,923
Operating expenses:
Sales and marketing	103,722	97,181
Research and development	40,274	39,703
General and administrative	24,813	21,712

Total operating expenses	168,809	158,596

Income from operations	21,417	9,327
Interest and other income (expense), net	4,400	(4,068)

Income before provision for income taxes	25,817	5,259
Provision for income taxes	(10,811)	(1,999)

Net income	$15,006	$3,260

Basic net income per ordinary share and ADS	$0.17	$0.04

Diluted net income per ordinary share and ADS	$0.16	$0.04

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	89,424	88,632

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	91,184	92,305

Business Objects Reports First Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except nominal value per ordinary share)

	March 31, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$374,530	$293,485
Restricted cash	14,049	14,043
Short-term investments	3,765	3,831
Accounts receivable, net	183,464	248,957
Deferred tax assets	7,187	8,328
Prepaid and other current assets	49,002	46,575

Total current assets	631,997	615,219

Goodwill	1,067,690	1,067,694
Other intangible assets, net	113,133	124,599
Property and equipment, net	62,647	64,053
Deposits and other assets	45,441	49,296
Long-term deferred tax assets	2,505	2,067

Total assets	$1,923,413	$1,922,928

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,558	$40,939
Accrued payroll and related expenses	62,563	84,918
Income taxes payable	78,351	85,000
Deferred revenues	210,088	200,682
Other current liabilities	73,702	83,544
Escrows payable	6,687	6,654

Total current liabilities	475,949	501,737

Other long-term liabilities	6,411	6,448
Long-term deferred tax liabilities	5,189	7,599

Total liabilities	487,549	515,784

Shareholders’ equity
Ordinary shares, €0.10 nominal value	10,409	10,312
Additional paid-in capital	1,179,290	1,167,336
Treasury and Business Objects Option LLC shares	(53,335)	(53,335)
Retained earnings	264,726	249,720
Unearned compensation	(6,637)	(8,079)
Accumulated other comprehensive income	41,411	41,190

Total shareholders’ equity	1,435,864	1,407,144

Total liabilities and shareholders’ equity	$1,923,413	$1,922,928

Business Objects Reports First Quarter 2005 Results

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31,
	2005	2004
	(unaudited)
Operating activities:
Net income	$15,006	$3,260
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	8,830	8,349
Amortization of other intangible assets	8,133	7,789
Stock-based compensation expense	1,217	2,077
Deferred income taxes	10	(16,280)
Tax benefit from employee stock plans	—	2,517
Changes in operating assets and liabilities:
Accounts receivable, net	61,048	5,218
Prepaid and other current assets	(3,286)	(11,053)
Deposits and other assets	3,736	(16,243)
Accounts payable	4,583	(4,401)
Accrued payroll and related expenses	(20,560)	(24,367)
Income taxes payable	(6,140)	16,021
Deferred revenues	12,513	29,709
Other liabilities	(9,777)	(4,745)
Short-term investments classified as trading	66	(268)

Net cash provided by (used in) operating activities	75,379	(2,417)

Investing activities:
Purchases of property and equipment	(7,480)	(7,666)

Net cash used in investing activities	(7,480)	(7,666)

Financing activities:
Issuance of shares	12,277	13,882
Other activities	27	5

Net cash provided by financing activities	12,304	13,887

Effect of foreign exchange rate changes on cash and cash equivalents	842	6,686
Net increase in cash and cash equivalents	81,045	10,490
Cash and cash equivalents, beginning of the period	293,485	235,380

Cash and cash equivalents, end of the period	$374,530	$245,870

Business Objects Reports First Quarter 2005 Results

BUSINESS OBJECTS S.A.
STATEMENT OF INCOME — Reconciliation of US GAAP to Pro forma Results
Three Months Ended March 31, 2005
(In millions, except per ordinary share and ADS data)
(Unaudited)

		Add back:
		Amortization of	Add back:
		intangible assets	Amortization of
		and restructuring	stock-based	Pro forma
	US GAAP	costs	compensation	Results

Net license fees	$115.2	$—	$—	$115.2
Services revenues	133.6	—	—	133.6

Total revenues	248.8	—	—	248.8

Cost of net license fees	7.2	(5.5)	—	1.7
Cost of services revenues	51.4	(2.3)	(0.2)	48.9

Total cost of revenues	58.6	(7.8)	(0.2)	50.6

Gross margin	190.2	7.8	0.2	198.2

Gross margin %	76%			80%

Operating expenses:
Sales and marketing	103.7	—	(0.5)	103.2
Research and development	40.3	—	(0.3)	40.0
General and administrative	24.9	(0.3)	(0.2)	24.4
Restructuring costs	(0.1)	0.1	—	—

Total operating expenses	168.8	(0.2)	(1.0)	167.6

Income from operations	21.4	8.0	1.2	30.6

Operating margin %	9%			12%

Interest and other income (expense),net	4.4	—	—	4.4

Income before provision for income taxes	25.8	8.0	1.2	35.0

Provision for income taxes	(10.8)	(1.7)	(0.4)	(12.9)

Net income	$15.0	$6.3	$0.8	$22.1

Net income per ordinary share and ADS
Basic	$0.17			$0.25
Diluted	$0.16			$0.24

Business Objects Reports First Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q1 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
SUPPLEMENTAL INCOME STATEMENT INFORMATION

Revenues
Net license fees	$114.5	$117.2	$105.7	$136.0	$473.4	$115.2
Maintenance	73.8	75.6	84.4	97.0	330.8	100.1
Consulting and training	28.9	29.4	29.4	33.7	121.4	33.5

Total revenues	217.2	222.2	219.5	266.7	925.6	248.8

Total expenses
Cost of net license fees	2.5	1.0	2.1	2.4	8.0	1.7
Cost of services revenues	39.0	38.8	39.9	44.1	161.8	48.9
Sales and marketing	96.5	98.6	95.9	113.2	404.2	103.2
Research and development	39.1	36.1	34.9	38.7	148.8	40.0
General and administrative	20.9	18.6	20.9	21.1	81.5	24.4
Amortization of intangible assets	7.8	7.6	7.6	7.7	30.7	8.1
Stock-based compensation (1)	2.1	1.7	1.5	1.4	6.7	1.2
Restructuring costs	—	1.5	—	0.7	2.2	(0.1)

Total expenses	207.9	203.9	202.8	229.3	843.9	227.4

Income from operations	9.3	18.3	16.7	37.4	81.7	21.4

Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4
Income before provision for income taxes	5.3	18.6	17.8	35.8	77.5	25.8
Provision for income taxes	(2.0)	(7.1)	(6.8)	(14.5)	(30.4)	(10.8)
Effective tax rate	38%	38%	38%	41%	39%	42%

Net income	3.3	11.5	11.0	21.3	47.1	15.0

Net income per ordinary share and ADS
Basic	0.04	0.13	0.12	0.24	0.53	0.17
Diluted	0.04	0.13	0.12	0.24	0.52	0.16
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	88,632	89,095	88,495	88,769	88,748	89,424
Diluted	92,305	91,061	89,792	90,390	91,077	91,184

Amortization of intangible assets
Cost of net license fees	5.2	5.0	5.0	5.1	20.3	5.5
Cost of services revenues	2.3	2.3	2.3	2.3	9.2	2.3
General and administrative	0.3	0.3	0.3	0.3	1.2	0.3

Total	7.8	7.6	7.6	7.7	30.7	8.1

Stock-based compensation (1)
Cost of services revenues	0.3	0.3	0.3	0.2	1.1	0.2
Sales and marketing	0.7	0.7	0.6	0.6	2.6	0.5
Research and development	0.6	0.4	0.4	0.4	1.8	0.3
General and administrative	0.5	0.3	0.2	0.2	1.2	0.2

Total	2.1	1.7	1.5	1.4	6.7	1.2

Pro forma income from operations (2)	19.2	29.1	25.8	47.2	121.3	30.6

% of total revenues	9%	13%	12%	18%	13%	12%
Interest and other income (expense), net	(4.0)	0.3	1.1	(1.6)	(4.2)	4.4
Income before provision for income taxes	15.2	29.4	26.9	45.6	117.1	35.0
Provision for income taxes	(5.8)	(11.2)	(10.2)	(18.3)	(45.5)	(12.9)
Effective tax rate	38%	38%	38%	40%	39%	37%

Pro forma net income	9.4	18.2	16.7	27.3	71.6	22.1

% of total revenues	4%	8%	8%	10%	8%	9%

Pro forma net income per ordinary share and ADS
Basic	0.11	0.20	0.19	0.31	0.81	0.25
Diluted	0.10	0.20	0.19	0.30	0.79	0.24

(1)	Represents stock-based compensation expense charged to expense as result of assumption of unvested options in Crystal Decisions acquisition.

(2)	Pro forma or Non-GAAP measures are reconciled from US GAAP figures. Pro forma or Non-GAAP measures exclude amortization of intangible assets, non-cash stock-based compensation expense, and restructuring costs. Certain information on constant currency to separate out the impact of conversion from other foreign currencies to US dollars from other changes in our business is also presented.

Business Objects Reports First Quarter 2005 Results

BUSINESS OBJECTS S.A.
Q1 FISCAL 2005 SUPPLEMENTAL INFORMATION
(in millions except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
REVENUE ANALYSIS

Total revenues by geography
Americas	$104.1	$104.3	$113.8	$131.0	$453.3	$118.1
EMEA	96.4	99.6	87.6	114.2	397.7	111.2
Asia Pacific, including Japan	16.7	18.3	18.1	21.5	74.6	19.5

Total	$217.2	$222.2	$219.5	$266.7	$925.6	$248.8

Analysis of currency impact (year-over-year)(3)
Reported revenue growth rate	13%	7%	4%	13%	9%	15%
Constant currency growth rate	5%	3%	-1%	7%	4%	11%

Impact of foreign currency on growth rate	9%	4%	4%	6%	6%	3%

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
LICENSE REVENUE ANALYSIS

License revenues by channel
Direct	53%	55%	49%	50%	52%	47%
Indirect	47%	45%	51%	50%	48%	53%

Total	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	7	8	4	14	33	9
Over $200k	104	91	78	103	376	101

	Fiscal 2004					Fiscal 2005
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
SELECTED BALANCE SHEET ITEMS

Cash, investments and restricted cash	$269	$256	$263	$311		$392
DSO (Days sales outstanding)	75	81	75	84		66

HEADCOUNT

Total headcount	3,756	3,707	3,815	3,834		3,944

(3)	For 2004, reported revenue growth rates are calculated on a pro forma basis including the impact of inclusion of Crystal Decisions’ operations for fiscal 2003. The impact of foreign currency on growth rate is calculated from absolute amounts and thus this presentation in full percentages does not always add.